UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 +1 (646) 654-5000	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom +1 (646) 654-5000

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On May 28, 2021, Nielsen Finance LLC (“Nielsen LLC”), an indirect wholly owned subsidiary of Nielsen Holdings plc (the “Company”), and Nielsen Finance Co. (“Nielsen Co.” and together with Nielsen LLC and not any of their subsidiaries, the “Issuers”), an indirect wholly owned subsidiary of the Company, issued $625 million aggregate principal amount of 4.500% Senior Notes due 2029 (the “2029 Notes”), which mature on July 15, 2029, and $625 million aggregate principal amount of 4.750% Senior Notes due 2031 (the “2031 Notes” and together with the 2029 Notes, the “Notes”), which mature on July 15, 2031. The 2029 Notes were issued pursuant to an Indenture, dated May 28, 2021, among the Issuers, the Guarantors (as defined below) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (the “2029 Indenture”), and the 2031 Notes were issued pursuant to an Indenture, dated May 28, 2021, among the Issuers, the Guarantors and the Trustee (the “2031 Indenture” and together with the 2029 Indenture, the “Indentures”). The Notes are guaranteed by the Company, Valcon Acquisition B.V. (“Valcon”), VNU International B.V. (“VNU”), Nielsen Holding and Finance B.V. (“Nielsen HF” and together with VNU and the Issuers, the “Covenant Parties”) and each of their direct and indirect wholly owned subsidiaries that guarantee, or are borrowers under, the Company’s senior credit facilities, other than the Issuers (the “Guarantors”).

The Issuers will pay interest on the 2029 Notes at a rate of 4.500% per annum and on the 2031 Notes at a rate of 4.750% per annum, in each case semiannually on the interest payment dates provided in the applicable Indenture.

The Issuers may redeem some or all of the 2029 Notes at any time prior to July 15, 2024, at a price equal to 100% of the principal amount of such 2029 Notes redeemed, plus an “applicable premium,” as described in the 2029 Indenture and, without duplication, accrued and unpaid interest thereon, if any, to but excluding the applicable redemption date. The Issuers may redeem the 2029 Notes at any time on and after July 15, 2024, at the redemption prices set forth in the 2029 Indenture, plus accrued and unpaid interest thereon, if any, to but excluding the applicable redemption date. In addition, the Issuers may redeem up to 40% of the 2029 Notes prior to July 15, 2024, with the proceeds of certain equity offerings and/or certain dispositions of business units of the Company at a redemption price equal to 104.500% of the aggregate principal amount of such 2029 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to but excluding the applicable redemption date.

The Issuers may redeem some or all of the 2031 Notes at any time prior to July 15, 2026, at a price equal to 100% of the principal amount of such 2031 Notes redeemed, plus an “applicable premium,” as described in the 2031 Indenture and, without duplication, accrued and unpaid interest thereon, if any, to but excluding the applicable redemption date. The Issuer may redeem the 2031 Notes at any time on or after July 15, 2026, at the redemption prices set forth in the 2031 Indenture, plus accrued and unpaid interest thereon, if any, to but excluding the applicable redemption date. In addition, the Issuers may redeem up to 40% of the 2031 Notes prior to July 15, 2024, with the proceeds of certain equity offerings and/or certain sales of business units of the Company at the redemption price each to 104.750% of the aggregate principal amount thereof, plus accrued but unpaid interest thereon, if any, to but excluding the applicable redemption date.

The Indentures each contain covenants that limit the ability of the Covenant Parties and their restricted subsidiaries to, among other things: (i) create liens on certain assets to secure debt; (ii) consolidate, merge, wind up, sell or otherwise dispose of all or substantially all their assets; and (iii) enter into sale-leaseback transactions. These covenants are subject to a number of important limitations and exceptions. The Indentures also each provide for events of default, which, if any of them occurs and is continuing, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes to be due and payable immediately.

As previously disclosed on the Company’s Current Report on Form 8-K filed on May 24, 2021, the Company’s Current Report on Form 8-K filed on May 25, 2021, and the press releases attached thereto, the Company applied the net proceeds of the Offering plus cash on hand to (i) prepay all of the Dollar Term B-5 Loans outstanding under that certain credit agreement, dated as of June 4, 2020, by and among Nielsen LLC, Nielsen HF, the guarantors party thereto from time to time, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent (as amended by Amendment No. 1, dated as of July 21, 2020, among Nielsen LLC, Nielsen HF, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent and Amendment No. 2, dated as of September 9, 2020, among Nielsen LLC, Nielsen HF, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent) (the “TLB credit agreement”), (ii) prepay all of the Class B-2 Euro Term Loans outstanding under the Sixth Amended and Restated Credit Agreement, dated as of July 21, 2020, by and among Nielsen LLC, TNC (US) Holdings Inc., Nielsen HF, the guarantors party thereto from time to time, the lenders party thereto in their capacities as lenders thereunder and Citibank, N.A., as administrative agent and (iii) prepay all of the Euro Term B-3 Loans outstanding under the TLB credit agreement, in each case, at a prepayment price equal to par plus accrued and unpaid interest.

The foregoing descriptions of the Notes and the Indentures do not purport to be complete and are qualified in their entirety by reference to each of the Indentures, which are attached hereto as Exhibits 4.1 and 4.2, and the forms of Notes, which are attached hereto as Exhibits 4.3 and 4.4 and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

The information provided in the sixth paragraph of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

In connection with the prepayment of the Dollar Term B-5 Loans and the Euro Term B-3 Loans outstanding under the TLB credit agreement as described in Item 1.01 above, Nielsen LLC and Nielsen HF terminated all commitments under the TLB credit agreement and terminated the TLB credit agreement. Upon the termination of the TLB credit agreement, all of the guarantees of the obligations under the TLB credit agreement were terminated and all liens granted under the TLB credit agreement in respect of the Dollar Term B-5 Loans and the Euro Term B-3 Loans were released.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

Exhibit 4.1	Indenture, dated May 28, 2021, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as Trustee.

Exhibit 4.2	Indenture, dated May 28, 2021, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors (as defined therein) and Deutsche Bank Trust Company Americas, as Trustee.

Exhibit 4.3	Form of 4.500% Senior Note due 2029 (included as Exhibit A to Exhibit 4.1 hereto).

Exhibit 4.4	Form of 4.750% Senior Note due 2031 (included as Exhibit A to Exhibit 4.2 hereto).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2021

NIELSEN HOLDINGS PLC

By:	/s/ Jennifer Meschewski
Name:	Jennifer Meschewski
Title:	Secretary

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